Exhibit 5.1

Clifford L. Neuman, p.c.

Attorney at Law

6800 N. 79th St., Ste. 200

Niwot, Colorado 80503

Telephone: (303) 449-2100

Facsimile: (303) 449-1045

E-mail: clneuman@neuman.com

April 25, 2019

Magellan Gold Corporation

500 Marquette Ave NW, Ste. 1200

Albuquerque

Re:        Post-Effective Amendment No. 1 to Registration Statement on Form S-1

Sir or Madam:

We have acted as legal counsel for Magellan Gold Corporation, a Nevada corporation (the "Company") in connection with the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-1 identified above (the "Amendment No. 1") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Amendment No. 1 (the "Prospectus"), relating to the resale of up to 1,075,000 shares of Common Stock, $0.001 par value, (the "Common Stock" or “Shares”), by the Selling Securityholders. The Shares were issued or are issuable to the Selling Securityholders pursuant to the exercise of Warrants or conversion of Convertible Notes sold to the Selling Securityholders in several private placements. The Common Stock will be distributed by the Selling Securityholders in the manner set forth in the Amendment No. 1 and Prospectus.

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Shares, when distributed in a manner consistent with the description contained in the Plan of Distribution included in the Prospectus will be legally issued, fully paid and nonassessable.

In rendering this opinion we have considered the Nevada Revised Statutes, all applicable provisions of Nevada statutory law and reported judicial decisions interpreting those laws.

The undersigned hereby consents to the filing this opinion as Exhibits 5.0 and 23.1 to the Post-Effective Amendment No. 1 to Registration Statement on Form S-1 and to the use of its name in the Amendment No 1.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman

Clifford L. Neuman